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                                   EXHIBIT 99








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PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:                      Bill Williams, President & CEO




                          Grand Central Financial Corp.
                       Announces First Quarterly Dividend
                         for period ending June 30, 1999



Wellsville, Ohio - (June 11, 1999) - - Grand Central Financial Corp. (NASDAQ:
GCFC) announced today that its Board of Directors, at their meeting on June 10, 1999, declared its first cash dividend of $.05 per share on its common stock payable July 9, 1999, to stockholders of record at the close of business on June 24, 1999.

As of the end of the second quarter, Grand Central Financial Corp. had 1,938,871 shares of common stock outstanding which will represent a total dividend paid of $96,943.55.

Grand Central Financial Corp. is a Delaware holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio. The holding company is traded on the NASDAQ under the symbol GCFC.